Exhibit 99.1

The Arena Group’s Gross Profit Triples and

Reports 44% Revenue Increase for First Quarter of 2022

Favorable Advertising Mix Drives Digital Advertising Revenue Increases of 127%

NEW YORK – May 4, 2022 – The Arena Group Holdings, Inc. (NYSE American: AREN) (the “Company” or “The Arena Group”), a tech-powered media company with 40 owned and operated properties and more than 200 brands including Sports Illustrated, TheStreet, Inc. (“TheStreet”), Parade Media (“Parade”), and HubPages, Inc. (“HubPages”) operating on a single technology platform, today announced financial results for the first quarter of 2022. The results do not include any contribution from AMG/Parade, which was acquired subsequent to the first quarter.

First Quarter of 2022 Financial and Operational Highlights

●	First quarter of 2022 gross profit percentage improved to 41% from 16% in the prior year period.
●	Total revenue increased by 44% to $48.2 million from $33.6 million in the prior year period.
●	Digital advertising revenue more than doubled in the first quarter of 2022 to $21.6 million from $9.5 million in the prior year period.
●	Net loss improved to $18.4 million in the first quarter of 2022 compared to a net loss of $25.5 million in the first quarter of 2021.
●	Adjusted EBITDA* improved to a negative $1.1 million for the first quarter of 2022, as compared to a loss of $8.7 million for the first quarter of 2021, and reflects adjustments for noncash charges representing 81% of first quarter net losses.

*This press release includes reference to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measures” below for a more complete explanation.

Management Commentary

Chairman and Chief Executive Officer of The Arena Group Ross Levinsohn said, “In the first quarter, we drove substantial revenue growth and more than tripled our gross profit, all while maintaining a one percent increase in cost of revenue which enabled us to meaningfully narrow net losses. This validates both our strategy and platform advantages. We are growing our audience at a rapid pace, and with it our revenue, and increasingly selling direct digital advertising, our highest value ad units, across our entire portfolio. Our “Playbook” is built around premium, proprietary content and enhanced by audience development initiatives across search, social and distribution. The audience and data capabilities makes us more attractive to brands, creating direct advertising opportunities that accelerate growth and expand margins. The results are clear: for the second quarter in a row, our revenue grew 44% compared to the prior year periods.”

Levinsohn added, “For every incremental dollar of digital revenue we generate, more than 50% contributes to our gross profit. As a result, our net loss and Adjusted EBITDA both improved significantly in what is typically the weakest quarter of the year. The acquisition of AMG/Parade will jumpstart our Lifestyle vertical this month, and we expect this to contribute to our growth beginning in the second quarter. Our platform is built to scale, as we can support significantly higher revenues, greater traffic, and more platform-wide direct sales, without increasing our operating expenses. The result will be a steadily improving profitability.”

Recent Business Highlights

●	The Arena Group completed its acquisition of AMG/Parade, a premium multimedia company with brands including Parade Media, Relish, and Spry Living, enabling the creation of the Company’s new Lifestyle vertical and expansion of The Arena Group’s Sports vertical. The acquisition brings the Company’s total monthly average pageviews in the first quarter of 2022 to 565 million on a pro-forma basis, according to Google Analytics. The Arena Group acquired 100% of the issued and outstanding equity interests of AMG/Parade for a purchase price of $16.3 million, net of cash acquired, including the issuance of shares of common stock of the Company, subject to a customary working capital adjustment. As a part of the acquisition, the Company received net proceeds of $2.2 million from the sale of an investment acquired.
●	The Arena Group uplisted its common stock to the NYSE American under the symbol “AREN.” In connection with the uplisting, the Company completed a firm commitment underwritten public offering of 4,181,603 shares of its common stock, which included the partial exercise of the underwriter’s overallotment, at a public offering price of $8.25 per share. This resulted in net proceeds to The Arena Group of $30.5 million, after deducting underwriting discounts and commissions and other offering expenses.
●	In the first quarter of 2022, total monthly average pageviews for the Company, according to Google Analytics, was 519 million, an increase of 67% as compared to the prior year quarter. The increase in monthly average pageviews directly benefited the Company’s advertising impressions and along with improvement in revenue-per-pageview contributed to the Company’s growth in total revenue.

Financial Results for the Three Months Ended March 31, 2022 Compared to the Three Months Ended March 31, 2021

Revenue was $48.2 million for the first quarter of fiscal 2022, an increase of 44%, compared to $33.6 million in the first quarter of fiscal 2021. The increase was primarily due to an 82% increase in total digital revenue to $31.6 million in the first quarter of 2022, which included a $12.1 million, or 127%, increase in digital advertising revenue. Digital advertising growth was driven by higher traffic across our owned and operated properties and FanNation in the first quarter of fiscal 2022 as compared to the prior year period, and an increase in yield-per-pageview. Total print revenue increased 3% to $16.7 million in the first quarter of fiscal 2022 from $16.2 million in the first quarter of fiscal 2021, driven by growth in print subscriptions and newsstand, partially offset by lower print advertising revenue.

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Gross profit more than tripled to $19.7 million in the first quarter of 2022, representing a 41% gross profit percentage compared to a gross profit of $5.4 million, representing a 16% gross profit in the first quarter of 2021. Cost of revenue remained relatively flat increasing by only 1%, continuing to reflect the growing strength of our digital advertising business.

Total operating expenses were $35.2 million in the first quarter of 2022 compared to $27.1 million in the first quarter of 2021. The increase was primarily driven by an increase of $5.2 million related to payroll, along with related benefits and stock-based compensation and an increase of $1.9 million in circulation expenses which reflected the residual impact of the campaign to increase Sports Illustrated subscriptions in the fourth quarter of 2020. Included within operating expenses is $5.2 million of stock-based compensation which is a noncash item and represented an increase of $1.6 million in the first quarter of 2022 as compared to the prior year period.

Net loss improved to $18.4 million for the first quarter of 2022 as compared to $25.5 million in the prior year period. The first quarter of 2022 included $15.0 million of noncash charges compared to $12.8 million of noncash charges in the first quarter of the prior year.

Adjusted EBITDA* for the first quarter of fiscal 2022, which is typically the weakest quarter of the year, was negative $1.1 million, compared to a loss of $8.7 million for the first quarter of fiscal 2021, representing a $7.6 million improvement.

*Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of March 31, 2022

Cash and cash equivalents were $22.5 million at March 31, 2022, compared to $9.3 million at December 31, 2021, which included the receipt of $30.5 million in net proceeds from a firm commitment underwritten offering of the Company’s common stock completed during the first quarter of 2022. Subsequent to the end of the quarter, The Arena Group paid $10 million, net of cash acquired, for the acquisition of AMG/Parade at closing.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer and Doug Smith, Chief Financial Officer, will host a conference call and live webcast to review the quarterly results and provide a corporate update today, May 4, 2022 at 4:30 p.m. ET. To access the call, please dial 888-506-0062 (toll free) or 973-528-0011 and if requested, reference conference ID 388900. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on May 4, 2022 until 11:59 p.m. ET on May 18, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 45346.

About The Arena Group

The Arena Group creates robust digital destinations that delight consumers with powerful journalism and news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management, and marketing savvy, the transformative company enables brands like Sports Illustrated, TheStreet and Parade to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

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Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net loss, adjusted for (i) interest expense (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in derivative valuations, (vi) liquidated damages, (vii) loss on disposition of assets, (viii) loss on impairment of lease, (ix) loss on lease termination, (x) gain upon debt extinguishment, (xi) professional and vendor fees, and (xii) employee restructuring payments.

Our non-GAAP Adjusted EBITDA may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by The Arena Group Holdings, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Manager, Public Relations

Rachael.Fink@thearenagroup.net

Andrew Rhodes

DKC

arena@dkcnews.com

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (unaudited)	December 31, 2021
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$22,480	$9,349
Restricted cash	502	502
Accounts receivable, net	19,998	21,660
Subscription acquisition costs, current portion	24,940	30,162
Royalty fees	7,500	11,250
Prepayments and other current assets	4,972	4,748
Total current assets	80,392	77,671
Property and equipment, net	593	636
Operating lease right-of-use assets	493	528
Platform development, net	10,013	9,299
Subscription acquisition costs, net of current portion	7,307	8,235
Acquired and other intangible assets, net	52,255	57,356
Other long-term assets	587	639
Goodwill	19,619	19,619
Total assets	$171,259	$173,983
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$7,070	$11,982
Accrued expenses and other	17,425	24,011
Line of credit	9,291	11,988
Unearned revenue	48,519	54,030
Subscription refund liability	2,534	3,087
Operating lease liability	387	374
Liquidated damages payable	5,369	5,197
Current portion of long-term debt	5,847	5,744
Total current liabilities	96,442	116,413
Unearned revenue, net of current portion	12,362	15,277
Operating lease liability, net of current portion	683	785
Liquidating damages payable, net of current portion	-	7,008
Other long-term liabilities	7,527	7,556
Deferred tax liabilities	376	362
Long-term debt	64,929	64,373
Total liabilities	182,319	211,774
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at March 31, 2022 and December 31, 2021	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $14,556 and $15,066; Series H shares issued and outstanding: 14,556 and 15,066; common shares issuable upon conversion: 2,004,971 and 2,075,200 at March 31, 2022 and December 31, 2021, respectively	13,207	13,718
Total mezzanine equity	13,375	13,886
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 17,502,102 and 12,632,947 shares at March 31, 2022 and December 31, 2021, respectively	175	126
Common stock to be issued	-	-
Additional paid-in capital	246,052	200,410
Accumulated deficit	(270,662)	(252,213)
Total stockholders’ deficiency	(24,435)	(51,677)
Total liabilities, mezzanine equity and stockholders’ deficiency	$171,259	$173,983

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2022	2021
	($ in thousands, except per share data)
Revenue	$48,243	$33,615
Cost of revenue (includes amortization of developed technology and platform development for 2022 and 2021 of $2,311 and $2,167, respectively)	28,497	28,208
Gross profit	19,746	5,407
Operating expenses
Selling and marketing	17,216	17,529
General and administrative	13,514	5,638
Depreciation and amortization	4,202	3,963
Loss on impairment of assets	257	-
Total operating expenses	35,189	27,130
Loss from operations	(15,443)	(21,723)
Other expenses
Change in valuation of warrant derivative liabilities	-	(665)
Interest expense	(2,820)	(2,820)
Liquidated damages	(172)	(255)
Total other expenses	(2,992)	(3,740)
Loss before income taxes	(18,435)	(25,463)
Income taxes	(14)	-
Net loss	$(18,449)	$(25,463)
Basic and diluted net loss per common share	$(1.20)	$(2.44)
Weighted average number of common shares outstanding – basic and diluted	15,381,306	10,456,052

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Cash flows from operating activities
Net loss	$(18,449)	$(25,463)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	114	110
Amortization of platform development and intangible assets	6,399	6,020
Amortization of debt discounts	660	694
Loss on impairment of assets	257	-
Change in valuation of warrant derivative liabilities	-	665
Accrued interest	-	1,866
Liquidated damages	172	255
Stock-based compensation	7,367	5,099
Deferred income taxes	14	-
Other	183	(509)
Change in operating assets and liabilities:
Accounts receivable	1,594	2,917
Subscription acquisition costs	6,150	(8,349)
Royalty fees	3,750	3,750
Prepayments and other current assets	(224)	(1,630)
Other long-term assets	52	(238)
Accounts payable	(4,912)	1,920
Accrued expenses and other	(7,444)	1,821
Unearned revenue	(8,358)	9,039
Subscription refund liability	(553)	737
Operating lease liabilities	(54)	(215)
Other long-term liabilities	(29)	-
Net cash used in operating activities	(13,311)	(1,511)
Cash flows from investing activities
Purchases of property and equipment	(71)	(98)
Capitalized platform development	(1,582)	(868)
Net cash used in investing activities	(1,653)	(966)
Cash flows from financing activities
Repayments under line of credit, net of borrowings	(2,697)	(1,752)
Proceeds from public offering of common stock, net of offering costs	32,058	-
Payment of tax withholdings of common stock withheld	(556)	-
Payment of restricted stock liabilities	(710)	(280)
Net cash provided by (used for) financing activities	28,095	(2,032)
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,131	(4,509)
Cash, cash equivalents, and restricted cash – beginning of period	9,851	9,535
Cash, cash equivalents, and restricted cash – end of period	$22,982	$5,026
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$22,480	$4,525
Restricted cash	502	501
Total cash, cash equivalents, and restricted cash	$22,982	$5,026
Supplemental disclosure of cash flow information
Cash paid for interest	$2,160	$260
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$687	$309
Offering costs included in accrued expenses and other	1,568	-
Issuance of common stock in connection with settlement of liquidated damages	7,008	-
Issuance of common stock upon conversion of series H preferred stock	511	-

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
	2022	2021
Net loss	$(18,449)	$(25,463)
Add:
Interest expense (1)	2,820	2,820
Income taxes	14	-
Depreciation and amortization (2)	6,513	6,130
Stock-based compensation (3)	7,367	5,099
Change in derivative valuations	-	665
Liquidated damages (4)	172	255
Loss on impairment of assets (5)	257	-
Professional and vendor fees (6)	-	1,719
Employee restructuring payments (7)	174	61
Adjusted EBITDA	$(1,132)	$(8,714)

(1)	Represents interest expense of $2,820 and $2,820, for the three months ended March 31, 2022 and 2021, respectively. Interest expense is related to our capital structure. Interest expense varies over time due to a variety of financing transactions. Interest expense includes $660 and $694 for amortization of debt discounts for the three months ended March 31, 2022 and 2021, respectively, which are a noncash item and presented in our condensed consolidated statements of cash flows. Investors should note that interest expense will recur in future periods.
(2)	Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues of $2,311 and $2,167 and depreciation and amortization included within operating expenses of $4,202 and $3,963 for the three months ended March 31, 2022 and 2021, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
(3)	Represents noncash costs arising from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.
(4)	Represents damages (or interest expense related to accrued liquidated damages) we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.
(5)	Represents our impairment of certain assets that no longer are useful.
(6)	Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers, and other vendors related to the preparation of periodic reports in order for us to become current in our reporting obligations (“Delinquent Reporting Obligations Services”). With respect to the Delinquent Reporting Obligations Services, we incurred professional and vendor fees in the first quarter of 2021 related to the preparation of our annual reports for fiscal years 2018 and 2019 (which contained the financial information for the quarterly periods during fiscal 2019), and our quarterly reports for fiscal 2020. The amount of fees incurred in connection with the Delinquent Reporting Obligations Services is adjusted based on our best estimate of the amount we expect we would ordinarily incur to meet our reporting obligations pursuant to the Exchange Act.
(7)	Represents severance payments to our former Chief Executive Officer for the three months ended March 31, 2022 and 2021.

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